UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7035 South High Tech Drive Midvale, Utah		84047
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2015, the underwriters of the previously announced public secondary offering of common stock of Sportsman’s Warehouse Holdings, Inc. (the “Company”) partially exercised their option to purchase additional shares granted at the time of the secondary offering and have purchased an additional 649,022 shares of common stock at the public offering price of $12.25 per share, less underwriting discounts and commissions, which consists solely of shares sold by affiliates of Seidler Equity Partners III, L.P. The Company did not sell any shares of common stock in the offering and will not receive any proceeds from the offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit No.	Description
Exhibit 5.1	Opinion of O’Melveny & Myers LLP
Exhibit 23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Kevan P. Talbot
Name:	Kevan P. Talbot
Title:	Chief Financial Officer and Secretary

Date: October 26, 2015